EXHIBIT 99.3

For Immediate Release

NORTHWEST AIRLINES COMMENCES EXCHANGE OF PASS THROUGH
CERTIFICATES FOR UNSECURED NOTES

ST. PAUL, MINN. — (October 30, 2003) — Northwest Airlines Corporation (NASDAQ: NWAC) and Northwest Airlines, Inc. today announced that they had launched exchange offers (the “Exchange Offers”) to exchange newly created 10.5% Class D Pass Through Certificates, Series 2003-1 (“Class D Certificates”) representing interests in equipment notes directly or indirectly secured by 64 of the company’s aircraft for $150 million outstanding principal amount of its 8.375 percent Notes due 2004 (“March 2004 Notes”),  $200 million outstanding principal amount of its 8.52 percent Notes due 2004 (“April 2004 Notes”), $200 million outstanding principal amount of its 7 5/8  percent Notes due 2005 (“2005 Notes”) and $300 million outstanding principal amount of its 8.875 percent Notes due 2006 (“2006 Notes”).

Pursuant to the Exchange Offers, Northwest Airlines, Inc. is offering

•      for each $1,000 principal amount of March 2004 Notes tendered for exchange, $1,200 principal amount of the Class D Certificates, and

•      for each $1,000 principal amount of April 2004 Notes tendered for exchange, $1,200 principal amount of the Class D Certificates, and

•      for each $1,000 principal amount of 2005 Notes tendered for exchange, $1,150 principal amount of the Class D Certificates, and

•      for each $1,000 principal amount of 2006 Notes tendered for exchange, $1,000 principal amount of the Class D Certificates.

The company will not receive any cash proceeds from the issuance of the Class D Certificates in the exchange.  The Exchange Offers expire at midnight, Eastern Standard Time, on December 2, 2003, unless extended.

Under the terms of the proposed offer, Northwest Airlines, Inc. intends to issue $552 million of Class D Certificates.  The Exchange Offers are being made solely pursuant to a prospectus and the terms of the Class D Certificates will be set forth in the relevant registration statement relating to the Class D Certificates.

The Dealer Managers for the Exchange Offers are:

MORGAN STANLEY

Liability Management Group

1585 Broadway, Second Floor

New York, New York 10036

Call Toll Free: (800) 624-1808

Call Collect: (212) 761-1066

CITIGROUP

Liability Management Group

390 Greenwich Street

New York, New York 10013

Call Toll Free: (800) 558-3745

Call Collect: (212) 723-6106

CREDIT SUISSE FIRST BOSTON

Liability Management Group

11 Madison Avenue

New York, New York 10010

Call Toll Free: (800) 910-2732

Call Collect: (212) 325-4927

DEUTSCHE BANK SECURITIES

Liability Management Group

60 Wall Street

New York, New York 10005-2858

Call Toll Free: (866) 627-0391

Call Collect: (212) 250-7445

JPMORGAN

Liability Management Group

270 Park Avenue

New York, New York 10017

Call Collect: (212) 270-9153

The prospectus relating to the Exchange Offers can be obtained by contacting the Information Agent for the Exchange Offers:

D.F. KING & CO., INC.

48 Wall Street, 22nd Floor

New York, New York 10005

Call Toll Free: (866) 868-2409

Call Collect: (212) 269-5550

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